Exhibit 99.1

GFI Group Announces Date of 2006 Annual Meeting

New York, February 28, 2006 — GFI Group Inc. (Nasdaq: GFIG), an inter-dealer brokerage, market data and analytical software provider for global cash and derivative markets, today announced that the Company’s 2006 Annual Meeting of Stockholders will be held on Wednesday, May 31, 2006.

About GFI Group Inc.

GFI Group Inc. (www.GFIgroup.com) is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,100 people with additional offices in Englewood, NJ, London, Paris, Hong Kong, Tokyo, Singapore and Sydney. GFI provides services and products to over 1,700 institutional clients, including leading investment and commercial banks, corporations, insurance companies and large hedge funds. Its brands include GFI, Starsupply®, GFInet® and FENICS®.

Investor Relations Contact:
GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Media Contact:

GFI Group Inc.

Alan Bright

Public Relations Manager

011-44-20-7877-8049

alan.bright@gfigroup.co.uk

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